Exhibit 10.16

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                         BRIGHTON OPPORTUNITY FUND, L.P.

                                       AND

                                   CBCOM, INC.


                          DATED AS OF MARCH 19th, 2002



                  This STOCK PURCHASE AGREEMENT is entered into as of the 19th day of March, 2002 (this "Agreement"), by and between Brighton Opportunity Fund, L.P., an entity organized and existing under the laws of California and affiliates it may designate as co-investors (collectively "Investor") and CBCom, Inc., a corporation organized and existing under the laws of the State of Deleware (the "Company").

                  WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase, up to $10,000,000 of the Common Stock (as defined below); and

                  WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

                  NOW, THEREFORE, the parties hereto agree as follows:

                         ARTICLE I: CERTAIN DEFINITIONS

                  Section 1.1. "Adjustment Price" shall mean ninety percent (90%) of the lowest closing bid price of the Company's Common Stock during the Ten Trading Days prior to each Closing Date.

                  Section 1.2. "Adjustment Shares" shall mean all shares issued pursuant to Section 2.6 below.

                  Section 1.3. "Bid Price" shall mean the closing bid price as reported under Section 10.2 of this Agreement.

                  Section 1.4. "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared)and assets (upon liquidation of the Company).

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                  Section 1.5. "Closing" shall mean one of the closings of a purchase and sale of the Common Stock pursuant to Section 2.1.

                  Section 1.6. "Closing Date" shall mean, with respect to a Closing, the Trading Day specified in Put Notice related to such Closing, provided all conditions to such Closing have been satisfied on or before such Trading Day.

                  Section 1.7. "Commitment Period" shall mean the period commencing on the effectiveness of the Registration Statement and expiring on the earlier to occur of (i) the date on which the Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount, (ii) the date this Agreement is terminated pursuant to Section 2.4, or (iii) the date occurring two years from the Subscription Date.

                  Section 1.8. "Commitment Shares" shall mean any shares of Common Stock which may be issued pursuant to Section 2.5 below.

                  Section 1.9. "Common Stock" shall mean the Company's common stock, no par value per share.

                  Section 1.10. "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2 of this Agreement.

                  Section 1.11. "Daily Trading Value" shall mean, on any Trading Day, the Bid Price multiplied by the trading volume of the Common Stock.

                  Section 1.12. "Damages" shall mean any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in defense or settlement of, any action, suit or proceeding between any indemnified party and any indemnifying party or between any indemnified party and any third party, or otherwise, or any claim asserted).

                  Section 1.13. "Effective Date" shall mean the earlier to occur of: (i) the date on which the SEC has declared effective a Registration Statement registering resale of Registrable Securities as set forth in Section 7.2(a) and (ii) the date on which such Registrable Securities first become eligible for resale pursuant to Rule 144 of the Securities Act.

                  Section 1.14. "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

                  Section 1.15. "Investment Amount" shall mean the dollar amount to be invested by the Investor to purchase Put Shares with respect to any Put Date as notified by the Company to the Investor in accordance with Section 2.2 hereof.

                  Section 1.16. "Legend" shall have the meaning specified in
Section 8.1.



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                  Section 1.17. "Lowest Price" shall mean the lowest closing Bid
Prices during the applicable Valuation Period.

                  Section 1.18. "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under any of (i) this Agreement or (ii) the Registration Rights Agreement. Material Adverse Effect shall include, but not be limited to, any qualification of the Company's financial statements by its auditor, any restatement of prior financial results, resignation by any Director or failure to timely file any SEC documents.

                  Section 1.19. "Material Adverse Market Event" shall mean a fall in the Nasdaq Composite Index or Standard and Poors 500 index in excess of 10 in any Trading Day or in excess of 20% over any 5 consecutive Trading Days.

                  Section 1.20. "Maximum Commitment Amount" shall mean $10,000,000.

                  Section 1.21. "Maximum Put Amount" shall mean the lesser of:
$250,000; remaining amounts available under the line; an amount equal to 10% of the total dollar trading volume in Company common stock (based on the closing bid prices) during the month in questions; or the maximum amount which the Investor could purchase without being required to file a Form 13D under the Securities Exchange Act of 1934..

                  Section 1.22. "Minimum Bid Price" shall have the meaning set forth in Section 7.2(j) of this Agreement.

                  Section 1.23.     "Minimum Put Amount" shall mean $50,000.

                  Section 1.24. "Minimum Time Interval" shall mean the mandatory twenty-two (22) Trading Days between any two Put Dates.

                  Section 1.25. "NASD" shall mean the National Association of Securities Dealers, Inc.

                  Section 1.26. "Outstanding" when used with reference to Common Shares or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not refer to any such Shares then directly or indirectly owned or held by or for the account of the Company.

                  Section 1.27. "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.




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                  Section 1.28. "Principal Market" shall mean the Nasdaq
National Market, the Nasdaq Small Cap Market, the American Stock Exchange, the Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

                  Section 1.29. "Purchase Price" shall mean, with respect to a Put, ninety percent (90%) of the Lowest Price.

                  Section 1.30. "Put" shall mean each occasion the Company elects to exercise its right to tender a Put Notice requiring the Investor to purchase a discretionary amount of the Company's Common Stock, subject to the terms and conditions of this Agreement.

                  Section 1.31. "Put Date" shall mean the Trading Day during the Commitment Period that a Put Notice to sell Common Stock to the Investor is deemed delivered pursuant to Section 2.2(b) hereof.

                  Section 1.32. "Put Notice" shall mean a written notice to the Investor setting forth the intended Closing Date, which shall not be less than seven (7) nor more than ten (10) Trading Days from the date the put Notice is delivered to the Investor. and the Investment Amount that the Company intends to require the Investor to purchase pursuant to the terms of this Agreement.

                  Section 1.33. "Put Notice Period" shall mean a period beginning on a Put Date and ending on a Closing Date; provided that in no event shall a Put Notice Period be less than seven (7) nor more than ten (10) Trading Days.

                  Section 1.34. "Put Shares" shall mean all shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement and, in respect of representations and warranties of the Company and any ongoing registration obligations, shall also include any Commitment Shares and any Adjustment Shares, whether or not those are specified or not below.

                  Section 1.35. "Registrable Securities" shall mean (i) the Put Shares, (ii) any Commitment Shares; (ii) any Adjustment Shares and (iv) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) the applicable Registration Statement has been declared effective by the SEC and all such Registrable Securities have been disposed of pursuant to the applicable Registration Statement, (x) all such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act("Rule 144") are met,
(y) such time as all such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (z) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor, all such Registrable Securities may be sold without



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registration or the need for an exemption from any registration requirements and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

                  Section 1.36. "Registration Rights Agreement" shall mean the registration rights agreement in the form of Exhibit A hereto.

                  Section 1.37. "Registration Statement" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

                  Section 1.38. "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

                  Section 1.39. "SEC" shall mean the Securities and Exchange Commission.

                  Section 1.40. "SEC Documents" shall mean the Company's latest Form 10-K as of the time in question, all Forms 10-Q and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

                  Section 1.41. "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

                  Section 1.42. "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

                  Section 1.43. "Subscription Date" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

                  Section 1.44. "Subsidiary" shall mean any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

                  Section 1.45. "Trading Day" shall mean any day during which the Principal Market shall be open for business.

                  Section 1.46. "Underwriter" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to a Registration Statement.





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                  Section 1.47. "Valuation Period" shall mean (i) with respect to an Effective Date, the ten Trading Day period immediately preceding such Effective Date and (ii) with respect to a Closing Date, the ten Trading Day period immediately preceding the applicable Put Date, during which the Purchase Price of the Common Stock is determined.

ARTICLE II:       PURCHASE AND SALE OF COMMON STOCK;  TERMINATION OF OBLIGATIONS

          Section 2.1.  Investments.

                  (a) Puts. Upon the terms and conditions set forth herein ---- (including, without limitation, the provisions of
Article VII hereof), on any Put Date the Company may exercise a Put by the delivery of a Put Notice. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price with respect to such Put Date.

                  (b)   Maximum Amount of Puts.   The obligation to purchase
                        ---------------------- stock pursuant to the definitive agreement in any monthly period shall be limited to the lesser of: $250,000; remaining amounts available under the line; an amount equal to 10% of the total dollar trading volume in Company common stock (based on the closing bid prices) during the month in questions; or the maximum amount which the Investor could purchase without being required to file a Form 13D under the Securities Exchange Act of 1934.

          Section 2.2.  Mechanics.
                        ---------

                  (a) Put Notice. At any time during the Commitment Period, ---------- the Company may deliver a Put Notice to the
Investor, subject to the conditions set forth in Section 7.2; provided, however, the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than the Minimum Put Amount nor more than the Maximum Put Amount.

                  (b) Date of Delivery of Put Notice. A Put Notice shall be ------------------------------ deemed delivered on (i)
the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 9:00 a.m. Pacific Coast time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed delivered, on a day that is not a Trading Day.


          Section 2.3. Closings. The Closing Date shall not be less than seven -------- (7) nor more than ten (10) Trading Days from the date the put Notice is delivered to the Investor. On each Closing Date for a Put, (i) the Company shall deliver irrevocable instructions to the transfer agent to prepare and deliver to the Investor a share certificate in the name of the Investor and in the amount of the applicable Put Shares and (ii) the Investor shall deliver to the Company the Investment Amount specified in the Put


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Notice by wire transfer of immediately available funds to the account designated in the Put Notice. In addition, on or prior to such Closing Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

          Section 2.4. Termination of Agreement and Investment Obligation. -------------------------------------------------- The
Company shall have the right to terminate this Agreement at any time upon thirty
(30) days' written notice to the Investor. The Investor shall have the right to immediately terminate this AAgreement (including with respect to any Put, notice of which has been given but the applicable Closing Date has not yet occurred) in accordance with Section 6.12 or in the event that: (i) the Registration Statement with respect to the Registrable Securities is not effective within ninety (90) days following the Subscription Date, (ii) a Registration Statement with respect to Registrable Securities is no longer effective or current at any point during the Commitment Period, (iii) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of thirty (30) Trading Days during the Commitment Period, (iv) the Company shall at any time fail to comply with the requirements of Section 6.2, 6.3, 6.4, 6.5, 6.6, 6.8 or 6.9; (v) a Material Adverse Market Event has occurred; (vi) a regulatory authority of self regulatory organization governing broker-dealers takes the position that the intended purchase of the Common Stock contemplated herein and its resale by the Investor may cause the Investor to be a statutory underwriter subject alone or with its agents to the restrictions of Regulation M as promulgated by the SEC or otherwise restrict or prohibit the resale of the Common Stock or (vii) the Company shall otherwise breach the terms of this Agreement, including payment of the commitment fee provided for in Section 2.5.

          Section 2.5. The Commitment Fee. At Closing, the Company shall pay ------------------ Investor, or its designee, a commitment fee equal to 1% ($100,000) of the equity line amount.

          Section 2.6. Adjustment Shares. If the Adjustment Price shall fall ----------------- more than two and one half (2.5%)
below the Purchase Price in respect of shares purchased by Investor on any Closing Date, then the Investor shall be issued Adjustment Shares equal to the difference between the number of shares purchased on the last Closing Date and the amount that would have been purchased if the Purchase Price had been the Adjustment Price. The Adjustment Shares shall be issued to Investor within 12 Trading Days of the Closing Date.

ARTICLE III:      REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

          Section 3.1. Intent. The Investor is entering into this Agreement for ------ its own account and has no present arrangement
(whether or not legally binding) at any time to sell the Registrable Securities to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Registrable Securities for any minimum or other specific term and reserves the right to dispose of the Registrable Securities at any time pursuant to the Registration

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Statement and in accordance with federal and state securities laws applicable to such disposition.

          Section 3.2. Sophisticated Investor. The Investor is a sophisticated ---------------------- investor (as described in Rule
506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

          Section 3.3. Authority. Each of this Agreement and the Registration
                       --------- Rights Agreement has been duly authorized by all necessary action and no further consent or authorization of the Investor, or its partners, is required. Each of this Agreement and the Registration Rights Agreement was validly executed and delivered by the Investor and each is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          Section 3.4. Not an Affiliate. The Investor is not an officer,
                       ---------------- director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

          Section 3.5. Organization and Standing.  Investor is duly organized,
                       -------------------------  validly existing, and in good
standing under the laws of California.

          Section 3.6. Absence of Conflicts. The execution and delivery of this
                       -------------------- Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, (c) conflict with or constitute a material default thereunder, (d) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (e) require the approval of any third-party (that has not been obtained) pursuant to any material contract to which Investor is subject or to which any of its assets, operations or management may be subject.

          Section 3.7. Disclosure; Access to Information. Investor has received
                       ---------------------------------  all documents,
records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. The Investor has received and reviewed copies of the SEC Documents.

          Section 3.8. Manner of Sale. At no time was Investor presented with or
                       -------------- solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.


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ARTICLE IV:       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that:

          Section 4.1. Organization of the Company. The Company is a corporation
                       ---------------------------  duly organized, validly
existing and in good standing under the laws of the State of Deleware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in the SEC Documents, the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

          Section 4.2. Authority. (i) The Company has the requisite corporate
                       --------- power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the Put Shares, the Commitment Shares and the Additional Shares; (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          Section 4.3. Corporate Documents. The Company has furnished or made
                       ------------------- available to the Investor true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof (the "Certificate"),and the Company's By-Laws, as amended and in effect on the date hereof (the"By-Laws").

          Section 4.4. Books and Records. The minute books and other similar
                       ----------------- records of the Company and its subsidiaries as made available to Investor prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and the subsidiaries. The stock transfer ledgers and other similar records of the Company and the subsidiaries as made available to Investor prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company and the subsidiaries. Neither the Company nor any subsidiary has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which(including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or a subsidiary.

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          Section 4.5. Capitalization.  The authorized capital stock of the
                       -------------- Company consists of 80,000,000 shares of Common Stock, of which 21,995,792 shares are issued and outstanding.

          Section 4.6. Registration and Listing of Common Stock. The Company has
                       ---------------------------------------- registered its
Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the NASDAQ Bullitin Board.

          Section 4.7 Financial Statements. Prior to the execution of this -------------------- Agreement, the Company has delivered to the Investor true and complete copies of the following financial statements:

                    (a) the audited balance sheets of the Company and its consolidated subsidiaries as of December 31, 2000, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report of such audited information by Vasques and Company, and all letters from such accountants with respect to the results of such audits; and

                    (b) the unaudited balance sheets of the Company and its consolidated subsidiaries as of September 31, 2001, found in the Company's 10-QSB filed on September 31, 2001, for the quarterly period ended September 31, 2001 and the related unaudited consolidated statements of operations and stockholders' equity for the portion of the fiscal year then ended. The financial statements of the Company delivered to the Investor have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended(subject, in the case of unaudited statements, to normal year-end audit adjustments).

          Section 4.8. SEC Documents. The Company has delivered or made
                       ------------- available to the Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with


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
applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may include summary notes and may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          Section 4.9. Exemption from Registration; Valid Issuances; New
                       -------------------------------------------- Issuances.
The sale and issuance of the Put Shares , the Commitment Shares and the Additional Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to Rule 4(2), Regulation D and/or any applicable state law. When issued and paid for as herein provided, the Put Shares , the Commitment Shares and the Additional Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Put Shares or the Additional Shares pursuant to, nor the Company's performance of its obligations under, this Agreement or the Registration Rights Agreement shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares or the Additional Shares or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. The Put Shares , the Commitment Shares and the Additional Shares shall not subject the Investor to personal liability by reason of the ownership thereof. The Put Shares , the Commitment Shares and the Additional Shares have been duly authorized by the Company, but have not been issued (whether or not subsequently repurchased by the Company) to any Person, and when issued to the Investor in accordance with this Agreement and will not have been issued(whether or not subsequently repurchased by the Company) to any Person other than the Investor.

          Section 4.10.No General Solicitation or Advertising in Regard to this
                       --------------------------------------------------------
Transaction. Neither the Company nor any of its affiliates nor any distributor ----------- or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D)or general advertising with respect to any of the Put Shares, or
(ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

          Section 4.11. No Conflicts. The execution, delivery and performance of
                        ------------ this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares , the Commitment Shares and the Additional Shares do not and will not (i) result in a violation of the Certificate or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default)


LADOCS\2705384 2
under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iii), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

          Section 4.12. No Material Adverse Change.  Since January 1, 2002 no
                        --------------------------  event has occurred that
would have a Material Adverse Effect on the Company.

          Section 4.13. No Undisclosed Liabilities. The Company has no
                        -------------------------- liabilities or obligations
that are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company's businesses since January 1, 2002 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

          Section 4.14. No Undisclosed Events or Circumstances. Since January 1,
                        -------------------------------------- 2002 no event or
circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced.





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
          Section 4.15. No Integrated Offering. Neither the Company, nor any of
                        ---------------------- its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

          Section 4.16. Litigation and Other Proceedings. Except as may be set
                        -------------------------------- forth in the SEC
Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

          Section 4.17. No Misleading or Untrue Communication. The Company, any
                        ------------------------------------- Person
representing the Company, and, to the knowledge of the Company, any other Person selling or offering to sell the Put Shares , the Commitment Shares and the Additional Shares in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          Section 4.18. Material Non-Public Information. The Company is not in
                        ------------------------------- possession of, nor has
the Company or its agents disclosed to the Investor, any material non-public information that (i) if disclosed, would, or could reasonably be expected to have, an effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

ARTICLE V:        COVENANTS OF THE INVESTOR

          Section 5.1. No Short Sales. During the thirty (30) days prior to the -------------- Subscription Date, neither the Investor nor any affiliate of the Investor has, and during the Commitment Period neither the Investor nor any affiliate of the Investor will (i) engage in any short sale of the Common Stock of the Company unless Investor has given prior written notice to the Company. Nothing in this Section 5.2 shall prohibit the Investor or any affiliate from making regular sales of the Common Stock acquired pursuant to this Agreement or to require any approvals from the Company.

ARTICLE VI:       COVENANTS OF THE COMPANY

          Section 6.1. Registration Rights. The Company shall cause the ------------------- Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.


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
          Section 6.2. Reservation of Common Stock. As of the date hereof, the
                       ---------------------------  Company has available and
the Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares , the Commitment Shares and the Additional Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon the minimum Purchase Price for the Put Shares under the terms and conditions of this Agreement. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered.

          Section 6.3. Listing of Common Stock. The Company shall exercise best
                       ----------------------- efforts to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the Closing Date for any Put)will cause the Put Shares , the Commitment Shares and the Additional Shares with respect to such Put to be listed on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares , the Commitment Shares and the Additional Shares, and shall take such other action as is necessary or desirable in the opinion of the Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

          Section 6.4. Exchange Act Registration. After each Registration
                       ------------------------- Statement becomes effective,
the Company shall cause the Common Stock covered by such Registration Statement to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act.

          Section 6.5. Legends.  The certificates evidencing the Put Shares, the
                       ------- Commitment Shares and the Additional Shares shall be free of legends, except as provided for in Article VIII.

          Section 6.6. Corporate Existence.  The Company shall take all steps
                       ------------------- necessary to preserve and continue the corporate existence of the Company.

          Section 6.7. Additional SEC Documents. During the Commitment Period,
                       ------------------------ the Company shall deliver to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

          Section 6.8. Notice of Certain Events Affecting Registration;
                       ------------------------------------------------
Suspension of Right to Make a Put. The Company shall immediately notify the --------------------------------- Investor, but in no event later than two (2)

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                                       14
business days by facsimile and by overnight courier, upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the declaration by the SEC of the effectiveness of a Registration Statement; and (vi) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Put Notice during the continuation of any of the foregoing events. While in possession of material non-public information received from the Company, the Investor shall not dispose of any Registrable Securities until such information is disclosed to the public (a"Restricted Period"); provided that, if such Restricted Period exceeds one hundred twenty
(120) days, the liquidated damages described in Section 1.1(c) of the Registration Rights Agreement shall be increased to three percent (3.0%)until such Restricted Period shall have elapsed.

          Section 6.9. Consolidation; Merger. The Company shall not, at any time
                       --------------------- after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

          Section 6.10. Legal Opinion on Subscription Date. The Company's
                        ---------------------------------- independent counsel
shall deliver to the Investor on the Subscription Date an opinion in the form of Exhibit D, except for paragraph 7 thereof.

          Section 6.11. No Similar Arrangement; Right of First Refusal. The
                        ---------------------------------------------- Company
shall refrain from entering into any other agreements, arrangements or understandings granting to the Company the right to sell shares of its


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                                       15
securities to one or more investors in placements exempt from registration under the Securities Act until thirty (30) calendar days after this Agreement is terminated pursuant to Section 2.4 hereof (the "Exclusivity Period"). The Exclusivity Period shall not apply to an issuance of securities exempt from registration under the Securities Act by the Company in connection with any strategic investment, corporate partnering arrangements, or other situations in which the investment in the Company is not strictly a financial one. If the Company, for the purpose of obtaining any additional financing, wishes to sell shares of its securities in placements exempt from registration under the Securities Act during the Exclusivity Period (a "Sale") to a party other than the Investor (the "Third Party"), the Company shall first offer (the "Offer") to the Investor, in writing, the right to purchase such shares (the "Offered Shares") at the bona fide price offered by the Third Party (the "Offer Price").The Offer shall grant the Investor the right during the five (5) Trading Days immediately following the date of the Offer to elect to purchase any or all of the Offered Shares. The Company, in connection with such a Sale, shall refrain from circumventing or attempting to circumvent the Investor's right of first refusal by way of making such a Sale to any of its affiliates without first making an Offer to the Investor. If the Investor so exercises it's right to purchase any or all of the Offered Shares, the purchase will be treated as a Put except that the purchase price for the Offered Shares shall be the Offer Price. The closing and method of payment shall be as provided for in Section 2.2 hereof and the Closing Date shall be seven (7) Trading Days after the Investor exercises such right. If the Investor fails to exercise its right to purchase any or all of the Offered Shares, then during the thirty (30) calendar days immediately following the expiration of such right, the Company shall be free to sell any or all of the Offered Shares to a purchaser for a purchase price not lower than the Offer Price payable on terms and conditions that are not more favorable to such purchaser than those contained in the Offer. In the event that the Company effects a Sale to a Third Party, the Investor may immediately terminate this Agreement.

ARTICLE VII       CONDITIONS TO DELIVERY OF PUT NOTICES AND CONDITIONS TO
                  CLOSING

          Section 7.1. Conditions Precedent to the Obligation of the Company to
                       --------------------------------------------------------
Issue and Sell Common Stock. The obligation hereunder of the Company to issue --------------------------- and sell the Put Shares , the Commitment Shares and the Additional Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

                  (a)  Accuracy of the Investor's Representation and Warranties.
                       --------------------------------------------------------
The representations and warranties of the Investor herein shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

                  (b) Performance by the Investor. The Investor shall have --------------------------- performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.


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                                       16

          Section 7.2. Conditions Precedent to the Right of the Company to
                       ---------------------------------------------------
Deliver a Put Notice and the Obligation of the Investor to Purchase Put Shares.
------------------------------------------------------------------------------
Following completion of the Early Put, the right of the Company to deliver a Put Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the applicable Put Date and (ii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

                  (a) Termination Events. None of the Events which are listed ------------------ in Section 2.4 which would allow the
Investor to terminate this Agreement has occurred.

                  (b) Effective Registration Statement. As set forth in the -------------------------------- Registration Rights
Agreement, the Registration Statement(s) shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to a Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of a Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist and (iii) with respect to the second Put only, the Company shall have notified the Investor in accordance with Section 6.8 that the Registration Statement covering the Registrable Securities purchased by the Investor through the Early Put has been declared effective by the SEC and (iv) at least 30 days shall have elapsed since the Initial Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the SEC.

                  (c)  Accuracy of the Company's Representations and Warranties.
                       --------------------------------------------------------
The representations and warranties of the Company shall be true and correct as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date).

                  (d) Performance by the Company. The Company shall have -------------------------- performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                  (e) No Injunction. No statute, rule, regulation, executive ------------- order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement or otherwise has a Material Adverse Effect, and no actions, suits or proceedings shall be in progress, pending or threatened by any Person, that seek to enjoin or prohibit the transactions contemplated by this Agreement or otherwise could reasonably be expected to have a Material Adverse Effect. For


LADOCS\2705384 2
purposes of this paragraph (e), no proceeding shall be deemed pending or threatened unless one of the parties has received written or oral notification thereof prior to the applicable Closing Date.

                  (f)  No Suspension of Trading In or Delisting of Common Stock.
                       --------------------------------------------------------
The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

                  (g) Legal Opinion. The Company shall have caused to be ------------- delivered to the Investor, within five (5)
Trading Days of the effective date of a Registration Statement, an opinion of the Company's independent counsel in the form of Exhibit D hereto, addressed to the Investor.

                  (h) Due Diligence. Pursuant to Section 7.3, the Investor ------------- shall not have a material dispute with the
Company as to the adequacy of the disclosure contained in the Registration Statement.

                  (i) Five Percent Limitation. On each Closing Date, the number ----------------------- of Put Shares , the Commitment
Shares and the Additional Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock and Registrable Securities then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning no more than 4.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 13(d) of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and would own more than 4.9% of the Common Stock following such Closing Date.

                  (j)  Minimum Bid Price.
                       -----------------

                  (k)  Minimum Average Daily Trading Value.
                       -----------------------------------

                  (l) No Knowledge. The Company shall have no knowledge of any ------------ event more likely than not to have the effect of causing any Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such notice is deemed delivered).


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
                  (m) Minimum Time Interval. The Minimum Time Interval shall --------------------- have elapsed since the immediately preceding Put Date.

                  (n) Shareholder Vote. The issuance of shares of Common Stock ---------------- with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

                  (o) Other. On each Condition Satisfaction Date, the Investor ----- shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit E hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

          Section 7.3. Due Diligence Review; Non-Disclosure of Non-Public
                       --------------------------------------------------
Information.
-----------
                  (a) The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), and any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and Underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

                  (b) Each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

                  (c) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to

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                                       19
any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as herein above provided, immediately notify the advisors and representatives of the Investor and any Underwriters of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the applicable Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that such Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in such Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

ARTICLE VIII      LEGENDS

          Section 8.1. Legends.  Unless otherwise provided below, each
                       ------- certificate representing Registrable Securities will bear the following legend (the "Legend"):

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A STOCK PURCHASE AGREEMENT, DATED AS OF MARCH 19, 2002. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE ISSUER'S EXECUTIVE OFFICES.

          As soon as practicable after the execution and delivery hereof, but in any event within five (5) Trading Days hereafter, the Company shall issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such

LADOCS\2705384 2
substitute or replacement transfer agent) instructions in substantially the form of Exhibit F hereto, with a copy to the Investor. Other than as required as a result of change in law, such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:

                  (a) At any time after the applicable Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that (i) the applicable Registration Statement shall then be effective and (ii) if reasonably requested by the transfer agent the Investor confirms to the transfer agent that the Investor has transferred the Registrable Securities pursuant to such Registration Statement and has complied with the prospectus delivery requirement.

                  (b) At any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act.

          Section 8.2. No Other Legend or Stock Transfer Restrictions. No legend
                       ----------------------------------------------
other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

          Section 8.3. Investor's Compliance. Nothing in this Article VIII shall
                       --------------------- affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

ARTICLE IX        INDEMNIFICATION; ARBITRATION

          Section 9.1. Indemnification.
                       ---------------

                  (a) The Company agrees to indemnify and hold harmless the Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor


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                                       21
within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with its controlling persons from and against any Damages, joint or several, and any action in respect thereof to which the Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such controlling person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, unless such Damages result primarily from the Investor's gross negligence, recklessness or bad faith in performing its obligations under this Agreement; provided, however, that the maximum aggregate liability of the Company shall be limited to the amount actually invested by the Investor under this Agreement, and provided, further, that in no event shall this provision be deemed to limit any rights to indemnification arising under the Registration Rights Agreement.

                  (b) The Investor agrees to indemnify and hold harmless the Company, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with its controlling persons from and against any Damages, joint or several, and any action in respect thereof to which the Company, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such controlling person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Investor contained in this Agreement, as such Damages are incurred, unless such Damages result primarily from the Company's gross negligence, recklessness or bad faith in performing its obligations under this Agreement; provided, however, that the maximum aggregate liability of the Investor shall be limited to the amount actually invested by the Investor under this Agreement, and provided, further, that in no event shall this provision be deemed to limit any rights to indemnification arising under the Registration Rights Agreement.

          Section 9.2. Method of Asserting Indemnification Claims.  All claims
                       ------------------------------------------ for
indemnification by any Indemnified Party (as defined below) under Section 9.1 shall be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 9.1 (an "Indemnified Party") might seek indemnity under Section 9.1 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Investor or any affiliate of the Company (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 9.1 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the



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
Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                       (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
Section 9.2(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.1). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.1 with respect to such Third Party Claim.

                       (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.2(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be


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
unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause
(iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                       (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the Damages in the amount specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the period of thirty (30) calendar days immediately following the Dispute Period, such dispute shall be resolved by arbitration in accordance with Section 9.3.

                  (b) In the event any Indemnified Party should have a claim under Section 9.1 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.1 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Damages in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and



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
the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the period of thirty (30) calendar days immediately following the Dispute Period, such dispute shall be resolved by arbitration in accordance with Section 9.3.

          Section 9.3. Arbitration. Any dispute under or related to this
                       ----------- Agreement (including, without limitation, pursuant to Section 9.2) or the Registration Rights Agreement shall be submitted to arbitration and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (the "Board of Arbitration") selected as hereinafter provided. Each of the Company, on the one hand, and the Investor and/or any other Indemnified Party, on the other hand, shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the other members. The Board of Arbitration shall meet on consecutive business days in Los Angeles or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration). In connection with rendering its decision, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practicable, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Company and the Investor and/or any other Indemnified Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Company and the Investor and/or any other Indemnified Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The non-prevailing party to any arbitration shall bear the expense of both parties in relation thereto, including but not limited to the parties' attorneys' fees, if any, and the expenses and fees of the Board of Arbitration.

ARTICLE X         MISCELLANEOUS

         Section 10.1. Transaction Costs. Each party shall bear its own legal
                       ----------------- fees and other out of pocket costs in connecting with the negotiation and execution of this Agreement. The Company agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to, any registration of securities or delivery of documentation.

         Section 10.2. Reporting Entity for the Common Stock. The reporting
                       ------------------------------------- entity relied upon
for the determination of the trading price or trading volume of the Common Stock on the Principal Market on any given Trading Day for the purposes of this Agreement shall be the NASDAQ. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.


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
         Section 10.3. Brokerage. Each of the parties hereto represents that it
                       --------- has had no dealings in connection with this transaction with any finder or broker which would impose a legal obligation to pay any fee or commission. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         Section 10.4. Notices. All notices, demands, requests, consents,
                       ------- approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

                                         CBCom , Inc.
                                         16830 Ventura Blvd., #211
                                         Encino, CA 91436

                                         Attention: Charles A. Lesser
                                         Telephone:818-461-0800

If to the Investor:                      Brighton Opportunity Fund
                                         1801 Century Park East, Suite 1225
                                         Los Angeles, CA 90067

                                         Attention: David Firestone
                                         Telephone: 310-277-8182
                                         Facsimile: 310-277-8183

         Either party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

         Section 10.5. Assignment. Neither this Agreement nor any rights of the
                       ---------- Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the

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
Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any affiliate of the Investor or co-investor, provided, however, that any such assignment or transfer shall relieve the Investor of its duties under this Agreement only upon performance thereof by any such assignee or transferee.

         Section 10.6. Amendment; No Waiver. No party shall be liable or bound
                       -------------------- to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of the either party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

         Section 10.7. Annexes and Exhibits; Entire Agreement. All annexes and
                       -------------------------------------- exhibits to this
Agreement are incorporated herein by reference and shall constitute part of this Agreement. This Agreement and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof.

         Section 10.8. Survival.  The provisions of Articles VI, VIII, IX and X,
                       -------- and of Section 7.3, shall survive the termination of this Agreement.

         Section 10.9. Severability. In the event that any provision of this
                       ------------ Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 10.10. Title and Subtitles.  The titles and subtitles used in
                       ------------------- this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

         Section 10.11. Counterparts. This Agreement may be executed in multiple
                       ------------- counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

         Section 10.12. Choice of Law.  This Agreement shall be construed under
                       ------------- the laws of the State of California.




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
         Section 10.13. Other Expenses. In the event that a dispute between the
                       -------------- parties is not determined by a Board of Arbitration, the non-prevailing party in any action, suit or proceeding shall bear all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in defense or settlement of such action, suit or proceeding, including of the other party to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, there unto duly authorized, as of the date first set forth above.

                                   CBCom,Inc.

                          By:      _________________________________
                                   Name_____________________________

                                   Title______________________________








                                   BRIGHTON OPPORTUNITY FUND, L.P.

                             By Its General Partner

                                        ---------------------------------

                                        Name_____________________________

                                        Title______________________________





















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                                       28

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                         BRIGHTON OPPORTUNITY FUND, L.P.

                                       AND

                                   CBCOM, INC.

                           DATED AS OF MARCH 19, 2001





























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

                                TABLE OF CONTENTS


                                                                          Page

ARTICLE I:         CERTAIN DEFINITIONS............................         1

ARTICLE II:        PURCHASE AND SALE OF COMMON STOCK;  TERMINATION
                   OF OBLIGATIONS..................................        6
           Section 2.1..................................Investments        6
                   (a).........................................Puts        6
                   (b).......................Maximum Amount of Puts        6
           Section 2.2....................................Mechanics        6
                   (a)...................................Put Notice        6
                   (b)...............Date of Delivery of Put Notice        6
           Section 2.3.....................................Closings        6
           Section 2.4......Termination of Agreement and Investment
                      Obligation...................................        7
           Section 2.5...........................The Commitment Fee        7
           Section 2.6............................Adjustment Shares        7

ARTICLE III:       REPRESENTATIONS AND WARRANTIES OF INVESTOR......        7
           Section 3.1. .....................................Intent        7
           Section 3.2. .....................Sophisticated Investor        8
           Section 3.3. ..................................Authority        8
           Section 3.4.............................Not an Affiliate        8
           Section 3.5....................Organization and Standing        8
           Section 3.6. .......................Absence of Conflicts        8
           Section 3.7. ..........Disclosure; Access to Information        8
           Section 3.8...............................Manner of Sale        8

ARTICLE IV:        REPRESENTATIONS AND WARRANTIES OF THE COMPANY...        9
           Section 4.1..................Organization of the Company        9
           Section 4.2....................................Authority        9
           Section 4.3..........................Corporate Documents        9
           Section 4.4............................Books and Records        9
           Section 4.5...............................Capitalization        10
           Section 4.6.....Registration and Listing of Common Stock        10
           Section 4.7.........................Financial Statements        10
           Section 4.8................................SEC Documents        10
           Section 4.9.Exemption from Registration; Valid Issuances;
                       New Issuances...............................        11
           Section 4.10...No General Solicitation or Advertising in
                       Regard to this Transaction..................        11
           Section 4.11................................No Conflicts        11
           Section 4.12..................No Material Adverse Change        12
           Section 4.13..................No Undisclosed Liabilities        12
           Section 4.14......No Undisclosed Events or Circumstances        12
           Section 4.15......................No Integrated Offering        13
           Section 4.16............Litigation and Other Proceedings        13
           Section 4.17.......No Misleading or Untrue Communication        13
           Section 4.18.............Material Non-Public Information        13


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ARTICLE V:        COVENANTS OF THE INVESTOR........................        13
           Section 5.1...............................No Short Sales        13

ARTICLE VI:       COVENANTS OF THE COMPANY.........................        13
           Section 6.1..........................Registration Rights        13
           Section 6.2..................Reservation of Common Stock        14
           Section 6.3......................Listing of Common Stock        14
           Section 6.4....................Exchange Act Registration        14
           Section 6.5......................................Legends        14
           Section 6.6..........................Corporate Existence        14
           Section 6.7.....................Additional SEC Documents        14
           Section 6.8.Notice of Certain Events Affecting
                       Registration; Suspension of Right to Make a
                       Put.........................................        14
           Section 6.9........................Consolidation; Merger        15
           Section 6.10..........Legal Opinion on Subscription Date        15
           Section 6.11.No Similar Arrangement; Right of First
                        Refusal....................................        15

ARTICLE VII        CONDITIONS TO DELIVERY OF PUT NOTICES AND
                   CONDITIONS TO CLOSING...........................        16
           Section 7.1.Conditions Precedent to the Obligation of
                       the Company to Issue and Sell Common Stock..        16
                   (a)Accuracy of the Investor's Representation and
                      Warranties...................................        16
                   (b)..................Performance by the Investor        16
           Section 7.2.Conditions Precedent to the Right of the
                       Company to Deliver a Put Notice and the
                       Obligation of the Investor to Purchase Put
                       Shares......................................        17
                   (a)...........................Termination Events        17
                   (b).............Effective Registration Statement        17
                   (c)Accuracy of the Company's Representations and
                      Warranties...................................        17
                   (d)...................Performance by the Company        17
                   (e)................................No Injunction        17
                   (f)No Suspension of Trading In or Delisting of
                      Common Stock.................................        18
                   (g)................................Legal Opinion        18
                   (h)................................Due Diligence        18
                   (i)......................Five Percent Limitation        18
                   (j)............................Minimum Bid Price        18
                   (k)..........Minimum Average Daily Trading Value        18
                   (l).................................No Knowledge        18
                   (m)........................Minimum Time Interval        19
                   (n).............................Shareholder Vote        19
                   (o)........................................Other        19
           Section 7.3Due Diligence Review; Non-Disclosure of
                      Non-Public Information.......................        19

ARTICLE VIII       LEGENDS.........................................        20
           Section 8.1......................................Legends        20
           Section 8.2.No Other Legend or Stock Transfer
                       Restrictions................................        21
           Section 8.3........................Investor's Compliance        21

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
ARTICLE IX         INDEMNIFICATION; ARBITRATION....................        21
           Section 9.1..............................Indemnification        21
           Section 9.2...Method of Asserting Indemnification Claims        22
           Section 9.3..................................Arbitration        25

ARTICLE X          MISCELLANEOUS...................................        25
           Section 10.1...........................Transaction Costs        25
           Section 10.2.......Reporting Entity for the Common Stock        25
           Section 10.3...................................Brokerage        26
           Section 10.4.....................................Notices        26
           Section 10.5..................................Assignment        26
           Section 10.6........................Amendment; No Waiver        27
           Section 10.7......Annexes and Exhibits; Entire Agreement        27
           Section 10.8....................................Survival        27
           Section 10.9................................Severability        27
           Section 10.10........................Title and Subtitles        27
           Section 10.11...............................Counterparts        27
           Section 10.12..............................Choice of Law        27
           Section 10.13.............................Other Expenses        28




































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